CONTINUING PLEDGE AGREEMENT


                PLEDGE: To induce NBD Bank, of 611 Woodward Avenue, Detroit, Michigan 48226-3497 (the "Bank"), at its option, to make loans, extend or continue credit or some other benefit, including guaranties, letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several (referred to collectively as "Liabilities"), to the undersigned and its successors (the "Pledgor"), and

(check if applicable)

[ ]             to Interface Systems, Inc. and its successors (the
"Borrower"), and because the Pledgor has determined that executing this Pledge is in its interest and to its financial benefit, the Pledgor pledges and transfers to the Bank, and grants the Bank a continuing security interest in the property listed below under the heading "Schedule of Collateral." If the Collateral consists of securities, the grant includes any stock rights, stock dividends, liquidating dividends, new securities and other property to which the Pledgor may become entitled because it owns the Collateral. The Pledgor has transferred the securities to the Bank. In the event the transfer is not complete, the Pledgor will complete it within 10 days. This security interest shall secure all Liabilities and includes principal, interest, expenses, reasonable attorneys' fees, and all other costs of collection. The Pledgor agrees to hold the Bank harmless from any liability caused by its reliance on this Pledge.

SCHEDULE OF COLLATERAL:

1,400,000 shares Interface Systems, International, Ltd., Certificate #15 including substitutions, replacements, additions and proceeds. Any securities or other property of the Pledgor at any time in the custody, possession or control of the Bank shall also constitute Collateral, unless the Bank holds such property solely in a fiduciary capacity.

WARRANTIES AND COVENANTS: The Pledgor warrants it owns the Collateral free and clear of any liens. The Pledgor will not attempt to sell or assign the Collateral or create any lien or claim against it. The Pledgor agrees to reimburse the Bank, on demand, for any amounts paid or advanced by the Bank for the purpose of preserving all or any part of the Collateral. The Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statute. The Bank shall use its best efforts to take any action the Pledgor may reasonably request in writing, but the failure to do so shall not be deemed a failure to exercise reasonable care.

REGISTRATION RIGHTS: If any of the Collateral consists of securities not registered under the Securities Act of 1933, and the issuer proposes to register any of its securities, the Pledgor will give the Bank notice of that fact. In addition, and at no cost to the Bank, the Pledgor will use its best effort to induce the issuer to register the pledged securities so that they may be disposed of by public sale or other public disposition. Upon the completion of registration, the Pledgor will deliver certificates without any restrictive legend in exchange for the unregistered securities. The Pledgor indemnifies and holds the Bank harmless against any loss, claim, damage or liability arising out of the registration process, and will reimburse the Bank for any legal or other expenses incurred by the Bank as a result.

INSTRUCTIONS REGARDING THE COLLATERAL: The Bank may act upon any instructions given by the Pledgor whether in writing or not, with regard to additions or substitutions or sale or other disposition of the Collateral and its proceeds. The Pledgor agrees that any additions to, substitutions for or proceeds of the Collateral that it or the Borrower receives will be held for the Bank's benefit and turned over to the Bank. The Pledgor also gives the Bank permission to have the Collateral or any part of it transferred to or registered in the Bank's name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, and will hold the Bank harmless from any liability or responsibility that might result. In furtherance of the Bank's rights under this Pledge, the Pledgor irrevocably appoints the Bank as its attorney-in-fact, with full power of substitution.

CONTINUED RELIANCE: The Bank may continue to make loans or extend credit to the Borrower based on this Pledge until it receives written notice of termination from the Pledgor. That notice shall be effective at the opening of the Bank for business on the day after receipt of the notice. The termination will not affect any of the rights given to the Bank in this Pledge with respect to any of the Liabilities that were created, assumed or committed to prior to the Bank's receipt of the notice, and all subsequent renewals, extensions, modifications and amendments of the Liabilities. Upon receipt of the notice, the Bank does not have to take any action against the Borrower or the Collateral in order to maintain its rights. If the Pledgor is the Borrower, this Pledge is not terminable.

LOAN-TO-VALUE RATIO: If the unpaid balance of the Liabilities shall at any time exceed an amount equal to -------% of the then fair market value (as reasonably determined by the Bank) of any securities constituting all or a portion of the Collateral, and such excess continues for five (5) days after notice from the Bank to the Pledgor, the Pledgor shall be in default under this Pledge and the Bank may sell all or any portion of such securities and otherwise exercise any or all of the rights and remedies set forth in this Pledge.

DEFAULT/REMEDIES: If the Pledgor or the Borrower fails to pay any of the Liabilities when due, or if a default exists under the terms of any agreement related to any of the Liabilities, or if the Pledgor dies or fails to observe or perform any term of this Pledge, or if any representation or warranty of the Pledgor contained in this Pledge is untrue in any material respect, or if there is a material change in the financial condition of the Pledgor which the Bank in good faith determines to be materially adverse, then the Bank shall have all of the rights and remedies provided by any law to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code. The Pledgor agrees and acknowledges that because of applicable securities laws, the Bank may not be able to effect a public sale of the Collateral, and sales at a private sale may be on terms and at a price less favorable than if the securities were sold at a public sale. The Pledgor agrees that all private sales made under these circumstances shall be deemed to have been made in a commercially reasonable manner. These rights and remedies shall be cumulative and not exclusive. If the Pledgor is entitled to notice, that requirement will be met if the Bank sends notice at least seven (7) days prior to the date of sale, disposition or other event requiring notice. The proceeds of any sale shall be applied first to costs, then toward payment of the Liabilities, whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit to the Borrower by the issuance of letters of credit or other like obligations of the Bank to third parties which have not been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

WAIVERS: The Pledgor waives any right it may have to receive notice of any of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Pledge, (b) any credit that the Bank extends to the Borrower, (c) the Borrower's default, (d) any demand, or (e) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any Liability, which it might be entitled to take by law or under any other agreement. No modification or waiver of this Pledge shall be effective unless it is in writing and signed by the party against whom it is being enforced. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral.

WAIVER OF SUBROGATION: Until thirteen months after the principal balance of and interest on the Liabilities, even if not covered by this Pledge, shall have been paid in full and the Borrower shall have fully performed all of its obligations to the Bank, the Pledgor expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which the Pledgor may now have or later acquire against the Borrower, any other entity directly or contingently liable for the Liabilities, or against the Collateral arising from the existence or performance of the Pledgor's obligations under this Pledge.

The Pledgor further agrees that such waiver is permanent and shall not be revoked or terminated, in any event, including payment in full of the principal balance of and interest on the Liabilities in the event that proceedings are commenced at any time after execution of this Pledge by or against the Borrower under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction, including the federal Bankruptcy Code.
The Pledgor further agrees that should any payments to the Bank on the Liabilities be in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Pledge and any Collateral shall remain in full force and effect (or be reinstated as the case may be) until payment in full of any such amounts, which payment shall be due on demand.

REPRESENTATIONS BY PLEDGOR: Each Pledgor represents: (a) that the execution and delivery of this Pledge and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Pledge is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Pledgor, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this Pledge and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, oeprating or other agreement governing its affairs.

NOTICES: Notice from one party to another relating to this Pledge shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service, or (e) telecopy, facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service
if delivered by express mail or overnight courier.   Notwithstanding the
foregoing, notice of termination of this Pledge shall be deemed received only upon the receipt of actual written notice by the Bank in accordance with the paragraph above labeled "Continued Reliance."

MISCELLANEOUS: The Pledgor consents to (a) any extension, postponement, renewal, modification and amendment of any Liability, (b) the release or discharge of all or any part of any security for the Liabilities, and (c) the release or discharge or suspension of any rights and remedies against any person who may be liable for the Liabilities. The Bank does not have to look to any other right, any other collateral or any other person for payment before it exercises its rights under this Pledge. The Pledgor's obligations to the Bank under this Pledge are not subject to any condition, precedent or subsequent, and shall not be released or affected by any change in the composition or structure of the Borrower or Pledgor, including a merger or consolidation with any other person or entity. If this Pledge is signed by more than one person, all shall be jointly and severally bound. This Pledge is binding on the Pledgor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. This Agreement is governed by Michigan law. The use of section headings shall not limit the provisions of this Pledge.

WAIVER OF JURY TRIAL: The Bank and the Pledgor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Pledge or any related instrument or agreement, or any of the transactions contemplated by this Pledge, or any course of conduct, dealing, statement (whether oral or written), or actions of either of them. Neither the Bank nor the Pledgor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Pledgor except by a written instrument executed by both of them.

Dated: February 1997.

Address:                                      PLEDGOR:

5855 Interface Drive                          By:David Schupp
Ann Arbor, MI  48103
                                              Its:Treasurer

                                              Its:---------------------